Exhibit 99.1

NEW FOCUS
2584 Junction Avenue
San Jose, CA 95134-1902
p: 408-919-1500
www.newfocus.com

BOOKHAM TECHNOLOGY PLC ANNOUNCES AGREEMENT

TO ACQUIRE NEW FOCUS INC

Proposed acquisition of New Focus expected to increase the critical mass of Bookham’s non-telecom business, diversify its customer base, contribute low cost manufacturing facilities and provide significant additional cash resources

Oxfordshire, UK and San Jose, CA, USA – September 22, 2003: Bookham Technology plc (“Bookham”) (LSE: BHM, NASDAQ: BKHM), a leading provider of optical components, modules and subsystems for fiber optic communication networks, and New Focus Inc (“New Focus”) (NASDAQ: NUFO), a leading provider of photonics and microwave solutions to non-telecom diversified markets, today announced the signing of a definitive agreement under which Bookham will acquire New Focus.

Under the proposed transaction, it is anticipated that Bookham will issue approximately 84 million new ordinary shares (the “New Ordinary Shares”) taking into account the assumed exercise of New Focus stock options in a share-for-share transaction which, based on the mid-market closing share price of the Bookham Ordinary Shares on the London Stock Exchange on September 19, 2003, values the transaction at approximately £117.6 million ($190.5 million). The stockholders of New Focus may elect to receive the shares in the form of New Ordinary Shares or Bookham American Depository Shares. Immediately prior to the completion of the acquisition, New Focus will make a cash distribution of approximately £86 million ($140 million) to its stockholders by way of a capital repayment. After consideration of this distribution and anticipated net cash outflows prior to completion, New Focus’ cash at the anticipated closing date in December 2003, net of expected transaction costs, is expected to be approximately £65 million ($105 million).

The proposed transaction, which has been unanimously approved by the boards of directors of both companies, is a continuation of Bookham’s consolidation strategy. The proposed acquisition of New Focus is expected to increase the critical mass of Bookham’s non-telecom business, diversify its customer base, contribute low cost manufacturing facilities and provide significant additional cash resources.

New Focus

New Focus is a leading provider of photonics and microwave solutions to non-telecom diversified markets, including the semiconductor, defense, research, industrial, biotech/medical and telecom test and measurement industries. Important product solutions include tunable lasers, microwave RF amplifiers, optoelectronics, photonics subsystems and photonic tools. New Focus’s operations are located in San Jose, California, where the company employs approximately 200 people. The company also has a manufacturing facility in Shenzhen, China.

New Focus had a market capitalisation of approximately £163 million ($265 million) on September 19, 2003 and reported sales of £7.8 million ($12.4 million) and a net loss of £7.7 million ($12.3 million) for the six months ended June 29, 2003, each calculated in accordance with US GAAP. The net loss included £1.4 million ($2.1 million) in restructuring charges.

Strategic rationale for the proposed transaction

The proposed acquisition of New Focus is a continuation of Bookham’s consolidation strategy. Bookham believes that the key benefits of the transaction, if consummated, will include the following:

•	Accelerated expansion of Bookham’s non-telecom optical business – New Focus’s revenue is predominately generated from non-telecom markets, including the semiconductor capital equipment and defense industries. On a pro forma basis, as if the two businesses had been combined for the first six months of 2003, Bookham’s non-telecom revenue contribution would increase from 6% to 20%. Bookham believes that the businesses of Bookham and New Focus are synergistic and will be able to build upon complementary strengths.

•	Reduced dependency on major telecom customers – New Focus is expected to bring significant non-telecom customers to the proposed combined entity. Important New Focus customers include KLA Tencor, ASML, other major semiconductor capital equipment manufacturers and several tier-one defense contractors. On a pro forma basis, as if the two businesses had been combined for the first six months of 2003, Nortel’s and Marconi’s contribution to Bookham’s gross revenues would change from 60% to 51% and from 13% to 11%, respectively.

•	Expanded cost efficient manufacturing capability – New Focus’s state-of-the-art manufacturing facility located in Shenzhen, China, is expected to lower Bookham’s manufacturing costs. Furthermore, this acquisition, if consummated, will provide an opportunity to expand Bookham’s presence in Silicon Valley.

•	Significant increase in cash reserves – New Focus’s cash balance at closing is expected to be approximately £65 million ($105 million). This would add to Bookham’s already substantial cash balance, which was £70.8 million ($115 million) at the close of the second quarter 2003.

•	Accelerated time to breakeven – Bookham expects cost savings resulting from the proposed transaction to accelerate Bookham’s goal of achieving positive cash flow.

Giorgio Anania, President and Chief Executive Officer of Bookham, commented: “Consolidation in our market is being driven by customers’ demands for fewer, larger optical component and subsystem suppliers that can deliver cost competitive pricing through economy of scale. We believe the acquisition of New Focus will enable us to achieve greater economies of scale, increasing manufacturing and cost efficiencies, while reducing our market risk and giving us greater financial strength.

“Operationally, we believe Bookham’s and New Focus’s strengths are complementary and should enable the combined company to continue to reduce manufacturing costs and hence further reduce our breakeven point. Bookham’s leading-edge manufacturing capability in our Paignton, Caswell, Zurich and Santa Rosa facilities will also be able to supply key infeeds into New Focus’s products. Together, we expect that the combined manufacturing capabilities of the new company will represent a powerful combination going forward.”

Nicola Pignati, Chairman, President and Chief Executive Officer of New Focus added: “This transaction allows our stockholders to receive a balanced return in the form of a cash distribution and a significant equity ownership position in Bookham. The Bookham management team has done an outstanding job in restructuring and repositioning the company for future success. Our cash and manufacturing facilities in the Silicon Valley and China will add strong support to Bookham’s strategic plans. Additionally, our skills and knowledge in the application of photonics to non-telecom markets, combined with Bookham’s component technologies, should enhance the combined company’s ability to serve these markets.”

Terms of the Acquisition

Bookham expects to issue approximately 84 million New Ordinary Shares, taking into account the exercise of assumed New Focus stock options, to the New Focus stockholders as consideration for the proposed acquisition.

Additionally, immediately prior to completion of the transaction, New Focus stockholders will receive a cash distribution of approximately £86 million ($140 million). This cash distribution will be funded from New Focus’s existing cash balance which, as reported at June 29, 2003, were £155 million ($252 million).

At closing, for every share of New Focus common stock held as of the record date, each New Focus stockholder will receive 1.2015 New Ordinary Shares and approximately $2.19 in cash. This equates to a total consideration of approximately $4.91 per share based on the closing price of Bookham Ordinary Shares on the London Stock Exchange on September 19, 2003 of £1.40. New Focus options for the purchase of approximately 6.5 million shares will also be assumed and converted into the right to receive Bookham cash and shares on the same exchange basis. Following completion of the transaction, the current stockholders of Bookham and New Focus will own approximately 73% and 27% of Bookham, respectively. In addition, Nicola Pignati, currently Chairman, President and Chief Executive Officer of New Focus, and Dr Peter Bordui, currently a New Focus board member, will join the board of Bookham.

The boards of Bookham and New Focus expect the transaction to be completed by December 2003, subject to, amongst other things, approval of the transaction being obtained from the shareholders of both companies and admission of the New Ordinary Shares to be issued as consideration for the transaction to the Official List of the UK Listing Authority and to trading on the London Stock Exchange. A circular convening an extraordinary general meeting of the shareholders of Bookham will be sent to the shareholders of Bookham in due course. Completion of the transaction is also subject to customary closing conditions, including regulatory approval. In addition, the stockholders of New Focus will receive copies of a Joint Proxy Statement/Prospectus in connection with New Focus’s special meeting of stockholders. Officers and directors of New Focus and Bookham have agreed to vote in favour of the transaction.

Perseus Group is acting as financial advisor to Bookham and Cazenove is acting as sponsor to Bookham in connection with the acquisition of New Focus.

Thomas Weisel Partners is acting as financial advisor to New Focus in connection with this transaction.

–ends–

All US dollar numbers have been translated at £1.00 = $1.62.

The company will be hosting a conference call to discuss this transaction on Monday, September 22, 2003 at 13:30 (BST), 08.30 (EST). Dial in numbers are as follows:

UK/European participants	+44 (0) 20 7162 0186
US participants	+1 800 530 2462

A taped recording will be available. Dial in numbers are as follows:

UK/European participants	+44 (0) 20 8288 4459 or 0500 637 880 (UK only)
(access code: 953642)
US participants	+1 866 484 2564
(access code: 953642)

A taped recording will also be available on the company’s web site, www.Bookham.com

Important Additional Information will be filed with the Securities Exchange Commission

Bookham plans to file with the SEC a Registration Statement on Form F-4 in connection with the transaction and Bookham and New Focus plan to file with the SEC and mail to the stockholders of New Focus, a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Bookham, New Focus, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Bookham and New Focus through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from Bookham by contacting Investor Relations on +44 (0) 1235 837000 or from New Focus by contacting the Investor Relations Department at +1 408 919 2736.

Bookham and New Focus, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Bookham’s directors and executive officers is contained in Bookham’s Annual Report on Form 20-F for the year ended December 31, 2002, as amended, which is filed with the SEC. As of September 1, 2003, Bookham’s directors and executive officers beneficially owned approximately 33,806,421 shares (including shares underlying options exercisable within 60 days), or 15.92%, of Bookham’s ordinary shares. Information regarding New Focus’s directors and executive officers is contained in New Focus’s Annual Report on Form 10-K for the year ended December 29, 2002 and its proxy statement dated April 15, 2003, which are filed with the SEC. As of April 15, 2003, New Focus’s directors and executive officers beneficially owned approximately 3,317,696 shares (including shares underlying options exercisable within 60 days), or 5.2%, of New Focus’s common stock. A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.

Enquiries:

Giorgio Anania	Bookham Technology plc	+ 44 (0) 1235 837000
Steve Abely
Sharon Ostaszewska

William L Potts, Jr.	New Focus, Inc	+1 (408) 919 5384

Bookham Technology (LSE: BHM; NASDAQ: BKHM) is a global leader in the design, manufacture and marketing of optical components, modules and subsystems. Bookham’s disruptive technologies and broad product range allow it to deliver an extensive range of cost effective optical functionality and solutions to customers, which offer higher performance, lower cost and provide greater subsystems capability to meet their customers’ needs. The company’s optical and RF components, modules and subsystems are used in various applications and industries, including telecommunications, aerospace, industrial and military. In 2002, Bookham acquired the optical components businesses from Nortel Networks and Marconi. In July 2003, the company acquired the business of Cierra Photonics. Bookham, whose securities are traded on NASDAQ and the London Stock Exchange, is headquartered in the United Kingdom, with manufacturing facilities in the United Kingdom, United States, Canada, and Switzerland and offices in the United States, France, Italy and China, and employs approximately 1800 people worldwide.

More information on Bookham Technology is available at www.Bookham.com

Bookham and ASOC are registered trademarks of Bookham Technology plc

Statements in this press release regarding the proposed transaction between Bookham and New Focus, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Bookham or New Focus managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability of Bookham to successfully integrate New Focus’s operations and employees, the ability to realize anticipated synergies and cost savings; recovery of industry demand, the need to manage manufacturing capacity, production equipment and personnel to anticipated levels of demand for products, possible disruption in New Focus’s commercial activities caused by terrorist activities or armed conflicts, the related impact on margins, reductions in demand for optical components, expansion of our business operations, quarterly variations in results, currency exchange rate fluctuations, manufacturing capacity yields and inventory, intellectual property issues and the other factors described in Bookham’s Annual Report on Form 20-F for the year ended December 31, 2002, as amended, and New Focus’s Annual Report on Form 10-K for the year ended December 29, 2002 and New Focus’s most recent quarterly report filed with the SEC and Bookham’s most recent current reports on Form 6-K submitted to the SEC. Bookham and New Focus disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

This press release is not an offer to sell, or a solicitation of an offer to buy, any ordinary shares in Bookham.

Perseus Group is acting exclusively for Bookham and no-one else and will not be responsible for providing to anyone other than Bookham the protections afforded to clients of Perseus Group or for providing advice in relation to the proposed transaction. Perseus Group can be contacted at 150 California Street, San Francisco, CA.